                                                                    EXHIBIT 99.1

MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE


As of and for the year ended October 31, 2004, Navistar Financial Corporation (the "Company") has complied, in all material respects, with the Company's established minimum servicing standards for the Navistar Financial Dealer Note Master Owner Trust ("Trust"), as described in the Pooling and Servicing Agreement for the Trust dated June 8, 1995 and included in the accompanying Appendix I.



January 31, 2005



By: /s/PAMELA TURBEVILLE
    ----------------------------------------
Pamela J. Turbeville
Chief Executive Officer
(Principal Executive and Operations Officer and Director and
Authorized Signatory for Navistar Financial Corporation)




By: /s/ANDREW J. CEDEROTH
    --------------------------------
Andrew J. Cederoth
Vice President and Treasurer
(Principal Financial Officer and Director and
Authorized Signatory for Navistar Financial Corporation)

                                                                      APPENDIX I


MINIMUM SERVICING STANDARDS OF NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST



The Servicer will:

         1. Service and administer the Dealer Notes and collect payments in accordance with its customary and usual servicing procedures.

         2.       Maintain sufficient insurance on the vehicles.

         3.       Maintain the original Dealer Note.

         4. Clearly identify each Dealer Note transferred to the Trust in its computer records.

         5. Deposit collections into the Collections Account as defined by the agreement.

         6. Establish appropriate accounts for the administration of the servicing agreement and maintain adequate records of those accounts.

         7. Direct the Owner Trustee to invest account deposits maintained overnight or longer only on eligible investments.

         8. Apply and allocate collections and other amounts between investor classes, Seller and Servicer.

         9. Prepare and deliver, as prescribed by the agreement, the monthly serving and settlement statement when due.

         10. Determine and provide notice to the appropriate parties regarding accumulation periods, as appropriate.

         11. Determine and provide notice to the appropriate parties of any Servicer defaults or breach of Seller covenants.

         12.      Under specified conditions indemnify the Trust or Owner
                  Trustee.